UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 26, 2017 (December 19, 2017)
  _________________________________
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
 _________________________________

Delaware	001-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 19, 2017, the board of directors (the “Board”) of Nuance Communications, Inc. (the “Company”) approved an increase of the authorized members of the Board from seven to eight members and elected Laura S. Kaiser as a member of the Board with a term expiring at the 2018 annual meeting of stockholders. The Board has not yet determined on which committees of the Board Ms. Kaiser will be serving.
Ms. Kaiser will be eligible to receive compensation as outlined in the Company’s outside director compensation policies described in the Company’s most recent proxy statement dated December 16, 2016. Pursuant to this policy, the non-employee members of the Board are eligible to receive an annual cash retainer based on their general service on the Board and additional cash retainers for participation or serving as chairperson of certain committees of the Board. The Company’s outside directors are also eligible to receive equity awards under the Company’s 1995 Directors’ Stock Plan (the “Plan”). In connection with her election to the Board, Ms. Kaiser has been awarded an initial grant of restricted stock units having a value of $500,000 using the closing price on the date of grant under the Plan. This award will vest in approximately equal installments annually over a three-year period, subject to continued service through each vesting date. In addition, the non-employee members of the Board are eligible to automatically receive annual restricted stock unit awards on January 1 of each year having a value of $250,000 using the closing price on the date of grant, provided that, on such date, he or she has served on the Board for at least six months. The restricted stock unit awards have a purchase price per share equal to $0.001 per share. This annual award will vest as to 100% of the shares on the one-year anniversary of the date of grant, subject to continued service through such vesting date. Ms. Kaiser will first be eligible for an annual award on January 1, 2019 provided she is serving on the Board at that date. Finally, the Company reimburses its non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors.
In connection with her election, Ms. Kaiser entered into the Company’s standard indemnification agreement for directors and officers. Nuance issued a press release announcing Ms. Kaiser joining the Board, a copy of which is furnished with this Report.

ITEM 9.01 Financial Statements and Exhibits

(d)Exhibits

99.1	Press Release dated December 26, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: December 26, 2017	By:	/s/ Kenneth M. Siegel
Kenneth M. Siegel Executive Vice President and Chief Legal Officer